EXHIBIT 10.3

ILLINOIS

ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

by

TNP SRT CONSTITUTION TRAIL, LLC, as Maker

to and for the benefit of

AMERICAN NATIONAL INSURANCE COMPANY, as Noteholder

THIS DOCUMENT PREPARED BY AND

AFTER RECORDING RETURN TO:

Holland & Knight, LLP

131 South Dearborn Street, Suite 3000

Chicago, Illinois 60603

Attention: Robyn Axberg, Esq.

ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

This Absolute Assignment of Leases And Rents (this “Assignment”) is entered into by and between TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company (hereinafter called “Maker”), whose mailing address is 1900 Main Street, Suite 700, Irvine, California 92614 and AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (hereinafter called “Noteholder”), whose mailing address is Attn: Mortgage and Real Estate Investment Department, One Moody Plaza, Galveston, Texas 77550.

FOR AND IN CONSIDERATION of the loan in the amount of $10,000,000.00 made to Maker by Noteholder as evidenced by that certain promissory note (hereinafter referred to as the “Note”) of even date in the original principal sum of $10,000,000.00, payable to the order of Noteholder and executed by Maker, which is described in and secured by a Mortgage, Security Agreement and Financing Statement (hereinafter called “Mortgage”) of even date therewith executed by Maker to Noteholder, covering the property described in Exhibit “A” attached hereto and made a part hereof, which, together with all buildings, improvements, fixtures and equipment located thereon owned by Maker, is hereinafter referred to as the “Mortgaged Property”, Maker has GRANTED, TRANSFERRED and ASSIGNED, and by these presents does GRANT, TRANSFER and ASSIGN unto Noteholder the following:

1. All leases, written or oral, and all agreements for use or occupancy of any portion of the Mortgaged Property, any and all extensions and renewals of said leases and agreements and any and all further leases or agreements, including subleases thereunder, upon or covering use or occupancy of all or any part of the Mortgaged Property, all such leases, agreements, subleases and tenancies heretofore mentioned being hereinafter individually referred to as a “Lease” and collectively referred to as the “Leases” and such lessees, sublessees and tenants under any Lease being hereinafter individually referred to as a “Lessee”;

2. Any and all guaranties of the performance, payment and/or collection of any of the Leases (individually referred to as a “Guaranty” and collectively referred to as “Guaranties”) by any guarantor, surety or other liable party thereunder (collectively referred to as a “Guarantor”); and

3. The immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues and profits now due or which may become due, or to which Maker may now or shall hereafter (including during the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of the Leases or from or out of the Mortgaged Property, or any part thereof, including but not limited to minimum rents, additional rents, percentage rents, common area maintenance charges, parking charges, tax and insurance premium contributions, and liquidated damages following default, the premium payable by any Lessee under any Lease upon the exercise of any cancellation privilege provided for in any of the Leases, payments from any Guarantor and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Mortgaged Property, together with any and all rights and claims of any kind which Maker may have against any Lessee in connection with the Leases or against any subtenants, occupants or users of the Mortgaged Property, all such monies, rights and claims in this paragraph described being hereinafter referred to as the “Rents”.

To induce Noteholder to lend the funds evidenced by the Note, Maker hereby makes the following REPRESENTATIONS AND WARRANTIES:

That Maker has good title to the Leases, Guaranties and Rents hereby assigned and good right to assign the same, and that no other person, corporation or entity has any right, title or interest therein; that Maker has duly and punctually performed all and singular the terms, covenants, conditions and warranties of the existing Leases on Maker’s part to be kept, observed and performed; that Maker has not previously sold, assigned, transferred, mortgaged or pledged the Leases, Guaranties or the Rents, whether now due or hereafter to become due; that any of the Rents due for any period subsequent to the date hereof have not been collected and that payment of any of the Rents has not otherwise been anticipated, waived, released, discounted, set off or otherwise discharged or compromised; that Maker has not received any funds or deposits from any Lessee in excess of one (1) month’s rent for which credit has not already been made on account of accrued rents; and that the lessee under any existing Lease is not in default of any of the terms thereof.

Maker further COVENANTS AND AGREES:

1. To observe, perform and discharge all obligations, covenants and warranties provided for under the terms of the Leases and Guaranties to be kept, observed and performed by Maker, and to give prompt notice to Noteholder in the event Maker fails to observe, perform and discharge same;

2. To notify in writing each Lessee, Guarantor and occupant of the Mortgaged Property or any part thereof that any security deposits or other deposits heretofore delivered to Maker have been retained by Maker or assigned and delivered to Noteholder as the case may be;

3. To enforce or secure, in the name of the Noteholder if Noteholder should so request, the performance of each and every obligation, term, covenant, condition and agreement to be performed by (a) any Lessee under the terms of the Leases and (b) any Guarantor under the terms of the Guaranties;

4. To appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with the Leases, the Guaranties or the obligations, duties or liabilities of Maker and any Lessee thereunder, and, upon request by Noteholder, to do so in the name and on behalf of Noteholder but at the expense of the Maker, and to pay all costs and expenses of Noteholder, including reasonable attorneys’ fees, in any action or proceeding in which the Noteholder may appear;

5. Not to receive or collect any Rents from any present or future Lessee of the Mortgaged Property or any part thereof or from any Guarantor for a period of more than one (1) month in advance, or pledge, transfer, mortgage or otherwise encumber or assign future payments of the Rents except to Noteholder;

6. Except as expressly permitted in the Mortgage, not to waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any present or future Guarantor or present of future Lessee of the Mortgaged Property of and from any obligations, covenants, conditions and agreements by said Lessee or Guarantor to be kept, observed and performed;

7. Except as expressly permitted in the Mortgage, not to enter into any new Leases and not to cancel, terminate or consent to any surrender Lease or any Guaranty, or modify or in any way alter the terms of any Lease or any Guaranty without, in each such instance, the prior written consent of Noteholder;

8. To notify each Lessee, Guarantor and occupant of the Mortgaged Property in writing of the rights granted to Noteholder hereunder, and, immediately upon receipt of demand from Noteholder, to direct, in writing, each Lessee, Guarantor and occupant of the Mortgaged Property to pay all Rents then due or to become due from such Lessee, Guarantor and occupant directly to Noteholder upon such Lessee’s, Guarantor’s or occupant’s receipt of written notice from Noteholder of Noteholder’s exercise of Noteholder’s rights under this Assignment;

9. To provide Noteholder with copies of all notices, complaints, demands and petitions regarding (a) any actual, potential or alleged default on the part of the landlord with respect to any Lease for 3,000 square feet of more of premises or (b) Hazardous Materials, as such term is defined in the Mortgage, sent or received by Maker immediately upon Maker’s sending same or within five (5) days of Maker’s receipt of same, as applicable; and

10. To promptly remit to Noteholder any and all Rents received by Maker after Maker’s receipt from Noteholder of termination of Maker’s license to collect Rents granted herein.

So long as there shall exist no default by Maker in the payment of any indebtedness and obligations secured hereby or in the observance and performance of any other obligation, covenant or warranty set forth herein or in the Note, the Mortgage or any other document executed by Maker evidencing, securing or relating to the Note (such documents being herein referred to collectively as the “Loan Documents”), Maker shall have the right under a license granted hereby (but limited as provided in the following paragraph) to collect, receive and retain, but not prior to accrual, all of the Rents arising from or out of the Leases.

Upon or at any time after default in the payment of any indebtedness secured hereby or in the observance or performance of any obligation, covenant or warranty set forth herein or in the Loan Documents which remains uncured beyond any applicable cure period (an “Event of Default”), Noteholder, at its option, shall have the right, power and authority to exercise and enforce any or all of the following rights and remedies: (a) to terminate the license hereby granted to Maker to collect the Rents as aforesaid, and, without taking possession of the Mortgaged Property, to, in Noteholder’s own name, demand, collect, receive, sue for, attach and levy the Rents, to give proper receipts, releases and acquittances therefor, and, after deducting all necessary and reasonable costs and expenses of collection, including reasonable attorney’s fees, to apply the net proceeds thereof, together with any funds of Maker deposited with Noteholder, upon any indebtedness secured hereby or obligation provided for in any of the Loan Documents and in such order as Noteholder may determine; (b) to declare all sums secured hereby immediately due and payable and, at Noteholder’s option, to exercise all of the rights and remedies provided for in the Loan Documents or under the terms hereof; and (c) without any action or proceeding, through any person or by agent, or by the trustee(s) or successor trustee under the Mortgage, or by a receiver to be appointed by a court, to enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof, and irrespective of Maker’s possession of the Mortgaged Property, to make, modify, enforce, cancel or accept surrender of any of the Leases and Guaranties, to remove and evict any Lessee or other occupant, to increase or reduce rents, to decorate, clean and make repairs, and to otherwise do any act or incur any cost or expenses Noteholder shall deem proper to protect the Leases, Guaranties and the Mortgaged Property, as fully and to the same extent as Maker could do if in possession, and in such event to apply any funds so collected to the operation and management of the Mortgaged Property, but in such order as Noteholder shall deem proper, and including payment of reasonable management, brokerage and attorney’s fees, and then, to the extent funds are available and to the extent deemed appropriate by Noteholder, to the maintenance, without interest thereon, of a reserve for replacement of items on the Mortgaged Property, and then, if any of such funds remain, to the payment of any indebtedness evidencing, securing or relating to the terms of the Loan Documents whether or not then due.

The exercise by Noteholder of any of the rights and remedies described above, including collection of the Rents and application thereof as aforesaid and/or the entry upon and taking possession of the Mortgaged Property, shall not cure or waive any Event of Default or waive, modify or affect any notice of default under the Loan Documents or hereunder, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by Noteholder, once exercised, shall continue for so long as Noteholder shall elect, notwithstanding that the collection and application as aforesaid of the Rents may have cured the original Event of Default. If Noteholder shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent Event of Default.

Notwithstanding the aforesaid license of Maker to collect the Rents accruing under the Leases prior to an Event of Default, Noteholder shall at all times be the creditor of each Lessee under the Leases in respect of assignments for the benefit of creditors, bankruptcy, reorganization, rearrangement, insolvency, dissolution, or receivership proceedings, with Noteholder having the option to apply any monies received by the Noteholder as such creditor to reduction of the principal or interest or other indebtedness evidencing, securing or relating to the Loan Documents. Notwithstanding the aforesaid license of Maker to collect rents under the Leases prior to an Event of Default, Noteholder may collect or receive all payments, premiums and considerations paid by any Lessee, whether or not pursuant to the terms of any Lease, for the right to terminate, cancel or modify a Lease, with an option to apply any money so received by the Noteholder to reduction of the principal or interest or any other indebtedness evidencing, securing or relating to the Loan Documents in any order or manner Noteholder elects or to establish a tenant improvement and leasing commission reserve with such funds to be utilized by Maker to pay for tenant improvements and leasing commissions with respect to said Lease. Further, Maker covenants and agrees to immediately pay over to Noteholder any and all sums received by Maker as creditor in respect to an assignment for the benefit of creditors in bankruptcy, reorganization, arrangement, insolvency, dissolution or receivership proceedings, or as payment, premium or other consideration in connection with the cancellation or modification of any Lease, whereupon Noteholder shall have the option to apply any funds so received to reduction of the principal or interest or any other indebtedness evidencing, securing or relating to the Loan Documents in any order or manner Noteholder elects or to establish a tenant improvement and leasing commission reserve with such funds to be utilized by Maker to pay for tenant improvements and leasing commissions with respect to said Lease.

This Assignment shall remain in effect as long as any part of the indebtedness evidencing, securing or relating to the Loan Documents remains unpaid, and upon payment in full of said indebtedness, Noteholder shall execute a release of this Assignment upon request of Maker and at the expense of Maker.

Notwithstanding any law to the contrary, if there is an Event of Default, and if there is any law requiring Noteholder to take actual possession of the Mortgaged Property (or some action equivalent thereto, such as securing the appointment of a receiver) in order for Noteholder to “perfect” or “activate” its rights and remedies as set forth herein, then to the maximum extent permitted by law Maker waives the benefits of such law and agrees that such law shall be satisfied solely by: (1) Noteholder sending Maker written notice that Noteholder intends to enforce, and is enforcing, its rights in and to the Mortgaged Property and the rents, revenues, profits, and other items assigned herein, and (2) Noteholder sending written notice to any or all tenants on the Mortgaged Property that said tenants should commence making payments under the Leases directly to Noteholder or its designee.

In case any one or more of the provisions contained in this Assignment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Assignment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

This Assignment shall run with the land and shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns. This Assignment shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois.

This Assignment may be executed in multiple counterparts, each of which shall be an original instrument and which, taken together, constitute ones and the same agreement.

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SIGNATURE PAGE TO ABSOLUTE ASSIGNMENT OF LEASES AND RENTS

TNP SRT CONSTITUTION TRAIL, LLC

TO AMERICAN NATIONAL INSURANCE COMPANY

EXECUTED TO BE EFFECTIVE as of the 16th day of December, 2011.

MAKER:

TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ James Wolford
		Name:	James Wolford
		Title:	CFO

STATE OF ______________	)
	)	ss
COUNTY OF ____________	)

On this              day of                     , 2011, before me, a Notary Public within and for said County, personally appeared                     , to me personally known, who, being by me duly sworn, did acknowledge before me that                      as                      of TNP Strategic Retail Trust, Inc., a Maryland corporation, as general partner of TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, as sole member of TNP SRT Constitution Trail, LLC, a Delaware limited partnership, who subscribed to the foregoing instrument as such                      appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said company for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this              day of              , 2011.

NOTARY PUBLIC

(SEAL)

Exhibit A”

Legal Description

TRACT NO. 1:

Lots 1, 2, 3, 6 and 8 and Outlets 5, 7, and 12 and 500, 502, 503 in the Constitution Trail Subdivision, according to the Plat thereof recorded August 7, 2007 as Document No. 2007-21949, in MCLEAN COUNTY, ILLINOIS.

EXCEPTING:

The Second Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded June 5, 2008 as Document No. 2008-15763, in MCLEAN COUNTY, ILLINOIS.

EXCEPTING:

The Third Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded June 5, 2008 as Document No. 2008-15764, in MCLEAN COUNTY, ILLINOIS.

EXCEPTING:

The First Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded February 20, 2009 as Document No. 2009-4743, in MCLEAN COUNTY, ILLINOIS.

EXCEPTING:

The Fourth Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded July 1, 2009 as Document No. 2009-20923, in McLEAN COUNTY, ILLINOIS.

TRACT NO. 2:

Outlet 509 in the Third Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded June 5, 2008 as Document No. 2008-15764, in MCLEAN COUNTY, ILLINOIS.

TRACT NO. 3:

Lot 20 and Outlets 506 and 507 in the First Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded February 20, 2009 as Document No. 2009-4743, in MCLEAN COUNTY, ILLINOIS.

TRACT NO. 4:

Lot 9 and outlet 510 in the Fourth Addition to Constitution Trail Centre a Planned Unit Development in the Town of Normal, according to the Plat thereof recorded July 1, 2009 as Document No. 2009-20923, in MCLEAN COUNTY, ILLINOIS.

Address: North Main Street and West Raab Road, Normal, Illinois

Property Index Nos.:

Tract 1:

Lot 1- 14-16-454-001

Lot 2- 14-16-454-002

Lot 3- 14-16-454-004

Lot 6- 14-16-380-001

Lot 8- 14-16-379-004

Outlet 5- 14-16-380-002

Outlet 7- 14-16-379-005

Outlot 12- 14-16-379-001

Outlot 500- 14-16-454-003

Outlet 502- 14-16-326-003

Outlot 503- 14-16-326-002

Tract 2:

Outlot 509- 14-16-405-002

Tract 3:

Lot 20- 14-16-404-004

Outlot 506- 14-16-404-003

Outlot 507- 14-16-404-005 & 14-16-404-006

Tract 4:

Lot 9 and Outlot 510 - Underlying Lands Tax No. 14-16-379-006